Exhibit 3.1

AMENDED AND RESTATED
BYLAWS
OF
LKQ CORPORATION
(as amended as of ~~March 8~~May 7, ~~2017~~2019)

ARTICLE I

CORPORATE OFFICES

SECTION 1. DELAWARE REGISTERED OFFICE. The corporation shall maintain a registered office ~~of the corporation~~ in the State of Delaware ~~shall be in the City of Dover, County of Kent~~to the extent required by Delaware law.

SECTION 2. OTHER OFFICES. The corporation may also have such other offices at such other places, both within and outside the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. TIME AND PLACE. A meeting of stockholders for any purpose may be held at such time and place, within or outside the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2. ANNUAL MEETINGS. A meeting of the stockholders shall be held annually for the election of directors and for the transaction of such other business as may properly come before the meeting. To be properly brought before the annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the board of directors,

(ii) otherwise brought before the annual meeting by or at the direction of the board of directors, or (iii) otherwise properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder other than nominations for the election of directors (which shall be made in accordance with Article III), the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth ~~(90th)~~ day, nor earlier than the close of business on the one hundred twentieth ~~(120th)~~ day, prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty ~~(30)~~ days before or more than seventy ~~(70)~~ days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth ~~(120th)~~ day prior to such annual meeting and not later than the close of business on the later of the ninetieth ~~(90th)~~ day prior to such annual meeting or the tenth ~~(10th)~~ day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. A stockholder’s notice to the Secretary shall set forth (a) as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting ~~and~~(including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the stockholder, and the beneficial owner, if any, on whose behalf the proposal is made, in such business, and (b) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and record address of the stockholder and the name and address of such beneficial owner, and (ii) the class, series and number of shares of capital stock of the corporation that are beneficially owned and owned of record by the stockholder and such beneficial owner, ~~and~~ (iii) a description of all Derivative Transactions (as defined below) by such stockholder and the beneficial owner, if any, on whose behalf the proposal is made during the previous 12-month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, the transactions, such description also to include all information that such stockholder and beneficial owner would be required to report under Section 16(a) of the Securities Exchange Act of 1934 if such stockholder or beneficial owner were a director of the corporation or the beneficial owner of more than 10% of the shares of the corporation at the time of the transactions, (iv) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination. “Derivative Transaction” by a person shall mean any (A) transaction in, or arrangement, agreement or understanding with respect to, any option, warrant, convertible security, stock appreciation right or similar right with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the corporation, or any similar instrument with a value derived in whole or in part from the value of a security of the corporation, in any such case whether or not it is subject to settlement in a security of the corporation or otherwise and (B) any transaction, arrangement, agreement or understanding which included or includes an opportunity for such person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the corporation or to increase or decrease the number of securities of the corporation that such person was, is or will be entitled to vote, in any case whether or not it is subject to settlement in a security of the corporation or otherwise. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article II, Section 2. The officer of the corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Article II, Section 2, and if such officer should so determine, such officer shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted. The date, place and time of said annual meeting of the stockholders shall be determined by the board of directors.

SECTION 3. SPECIAL MEETINGS. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, may be called by the president and shall be called by the president or corporate secretary pursuant to a resolution adopted by the affirmative vote of a majority of the entire board of directors~~. Such resolution shall state the purpose or purposes of the proposed meeting~~, but may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the ~~resolution~~notice of such meeting.

SECTION 4. NOTICE. ~~Written notice of~~Whenever stockholders are required or permitted to take any action at a meeting, ~~annual or special, stating~~a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, ~~and~~the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting ~~stating~~, the purpose or purposes for which the meeting is called~~,~~. Unless otherwise provided by law, the certificate of incorporation or these bylaws, the notice of any meeting shall be given ~~to each stockholder entitled to vote at such meeting,~~ not less than ten nor more than ~~60 days, or if a vote of stockholders on a merger or consolidation is one of the stated purposes of the meeting, not less than 20 nor more than 60~~sixty days before the date of the meeting~~.~~ to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation.

SECTION 5. STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare or cause to be prepared and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting~~, during ordinary business hours, for a period of~~ at least ten days prior to the meeting~~, either at a place within the city where~~ (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. If the meeting is to be held~~, which~~ at a place ~~shall be specified in the notice of~~, then a list of stockholders entitled to vote at the meeting~~, or, if not so specified, at the place where the meeting is to be held. The list~~ shall ~~also~~ be produced and kept at the time and place of the meeting during the whole time thereof and may be ~~inspected~~examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 5 or to vote in person or by proxy at any meeting of stockholders.

SECTION 6. QUORUM. The holders of a majority of the stock outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business, except as otherwise required by law or by the certificate of incorporation. Broker non-votes and abstentions shall be counted as present in person or represented by proxy for purposes of determining the existence of a quorum for purposes of this Section. If, however, such quorum shall not be present or represented at a meeting of stockholders, either the chair of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the place, date and hour of the adjourned meeting, until a quorum shall be present or represented by proxy. ~~At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.~~

SECTION 7. REQUIRED VOTE. When a quorum is present at any meeting of stockholders, ~~the~~all questions presented to the stockholders shall be decided by the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy, ~~excluding, however, any shares where the holder has expressly indicated that the holder is abstaining from voting on the matter, shall decide any question (other than the election of directors) brought before such meeting,~~ unless the question is one upon which by express provision of law or statute or of the certificate of incorporation or of these bylaws~~,~~ or the rules or regulations of any stock exchange applicable to the corporation or pursuant to any regulation applicable to the corporation or its securities a different vote is required, in which case such express provision shall govern and control the decision of such question. ~~Broker non-votes are considered for purposes of establishing a quorum but not as votes cast for or against a proposal or director nominee.~~

Except as otherwise provided in this bylaw, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present. For purposes of this bylaw, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds the number of votes cast “against,” or withheld with respect to, that director’s election. Abstentions from voting and broker non-votes, if any, will not be treated as votes cast with respect to a director’s election. In cases where the number of nominees exceeds the number of directors to be elected, each director to be elected by stockholders shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present.

~~If a nominee for director is not elected and the nominee is an incumbent director, the director shall promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors. The Governance/Nominating Committee will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board~~

~~of Directors will act on the tendered resignation, taking into account the Governance/Nominating Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Governance/Nominating Committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Governance/Nominating Committee or the decision of the Board of Directors with respect to his or her resignation.~~
~~If a director’s resignation is accepted by the Board of Directors pursuant to this bylaw, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Article III, Section 2 of these bylaws or may decrease the size of the Board of Directors pursuant to the provisions of Article III, Section 1 of these bylaws.~~
SECTION 8. VOTING. Except as otherwise required by law or by the provisions of the certificate of incorporation ~~or by the resolution or resolutions of the board of directors providing for the issue of any class or series of preferred stock of the corporation~~, the holders of the common stock of the corporation shall have sole voting power. ~~No~~Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted ~~on~~or acted upon after three years from its date, unless the proxy provides for a longer period. A ~~duly executed~~ proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power~~, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally~~. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by ~~filing with the corporate secretary an instrument in writing revoking~~delivering to the Secretary of the corporation a revocation of the proxy or ~~another duly executed~~a new proxy bearing a later date.

SECTION 9. Adjournment. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

SECTION ~~9~~10. MEETING PROCEDURE. Meetings of stockholders shall be presided over by the president, or in the absence of the president by a vice president, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting. The corporate secretary, or in the absence of the corporate secretary an assistant corporate secretary, shall act as secretary of the meeting, but in the absence of the corporate secretary and any assistant corporate secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls. The chairman of any meeting of stockholders shall have full and complete authority over the interpretation of any rules, regulations or procedures prescribed in connection with such meeting, and there shall be no appeal from the ruling of the chairman. The chairman may ask or require anyone who is not a bona fide stockholder or holder of a valid proxy, or who is disrupting or inhibiting the orderly conduct of the meeting, to leave the meeting. If disorder or any other event should arise which prevents continuation of the legitimate business of the meeting, the chairman may announce the adjournment of the meeting; and upon his or her doing so, the meeting will be immediately adjourned until such later time as the chairman may determine, without notice other than the announcement at the meeting of the place, date and hour of the adjourned meeting. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally notified. ~~If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.~~

SECTION ~~10~~11. INSPECTORS. Prior to any meeting of stockholders, the board of directors or the president shall appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by telegram, cablegram or other electronic transmission from which it can be determined that the proxy was authorized by the stockholder, the ballots and the regular books and records of the corporation, and the inspectors may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

ARTICLE III

DIRECTORS

SECTION 1. NUMBER AND TERM. The number of directors constituting the whole board shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire board of directors. Directors shall be elected at annual meetings of stockholders, except as provided in Section 2 of this Article III, and each director shall hold office until a successor is elected and qualified or until that director’s earlier resignation or removal. Directors need not be stockholders. Nominations of persons for election to the board of directors of the corporation at a meeting of stockholders of the ~~Corporation~~corporation may be made at such meeting by or at the direction of the board of directors, by any committee or persons appointed by the board of directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article III, Section 1. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth ~~(90th)~~ day, nor earlier than the close of business on the one hundred twentieth ~~(120th)~~ day, prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty ~~(30)~~ days before or more than seventy ~~(70)~~ days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth ~~(120th)~~ day prior to such annual meeting and not later than the close of business on the later of the ninetieth ~~(90th)~~ day prior to such annual meeting or the tenth ~~(10th)~~ day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the corporation that are beneficially owned and owned of record by the person, (d) if any such nominee is a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the corporation, or has received any compensation or other payment from any person or entity other than the corporation, in each case in connection with candidacy or service as a director of the corporation, a reasonably detailed description of such agreement, arrangement or understanding and its terms or of any such compensation received, and (e) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended, and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (a) the name and record address of the stockholder and the name and address of such beneficial owner, and (b) the class and number of shares of capital stock of the corporation that are beneficially owned and owned of record by the stockholder and such beneficial owner, ~~and~~ (iii) a description of all Derivative Transactions (as defined in Article II, Section 2 above) by such stockholder and the beneficial owner, if any, on whose behalf the ~~proposal~~nomination is made during the previous 12-month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, the transactions, such description also to include all information that such stockholder and beneficial owner would be required to report under Section 16(a) of the Securities Exchange Act of 1934 if such stockholder or beneficial owner were a director of the corporation or the beneficial owner of more than 10% of the shares of the corporation at the time of the transactions~~.~~ , (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such nomination, and (v) a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee.

Notwithstanding anything in this Section 1 of Article III to the contrary, in the event that (i) the number of directors to be elected to the board of directors of the corporation at the annual meeting is increased effective after the date by which nominations would otherwise be due under this Section 1 of Article III and (ii) there has been no public announcement by the corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1 shall be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

To be eligible to be a nominee of any stockholder for election or re-election as a director of the corporation, a person must deliver (together with the notice described above) a written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the corporate secretary upon written request), and a written representation and agreement (in the form provided by the corporate secretary upon written request) that such individual: (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question that has not been disclosed in writing to the corporation; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the corporation that has not been disclosed in writing to the corporation;

(C) agrees to comply with the corporation’s policy regarding stock ownership by non-employee directors; (D) would be in compliance, if elected as a director of the corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality, and trading policies and guidelines of the corporation publicly disclosed from time to time; and (E) consents to being named as a nominee in the corporation’s proxy statement pursuant to Rule 14a-4(d) under the Securities Exchange Act of 1934 and any associated proxy card of the corporation and agrees to serve if elected as a director. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein (including Article III, Section 1A of these bylaws below, as applicable). The officer of the corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure~~,~~ (or the procedures set forth in Article III, Section 1A of these bylaws below, as applicable), and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

SECTION 1A. Subject to the terms and conditions set forth in these bylaws, the corporation shall include in its proxy statement for annual meetings of stockholders after the 2017 annual meeting the name, together with the Required Information (as defined below), of qualifying persons nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder or group of stockholders that satisfy the requirements of this Article III, Section 1A of these bylaws, including without limitation qualifying as an Eligible Stockholder (as defined below) and that expressly elects at the time of providing the written notice required by this Section 1A (a “Proxy Access Notice”) to have its nominee included in the corporation’s proxy materials pursuant to this Section 1A.

(1)        For the purposes of this Section 1A:

(i) “Voting Stock” shall mean outstanding shares of capital stock of the corporation entitled to vote generally for the election of Directors;
(ii) “Constituent Holder” shall mean any stockholder, fund included within a Qualifying Fund (as defined below) or beneficial holder whose stock ownership is counted for the purposes of qualifying as holding the Proxy Access Request Required Shares (as defined below) or qualifying as an Eligible Stockholder (as defined below);
(ii) “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership; and
(~~iv~~iii) a stockholder (including any Constituent Holder) shall be deemed to own only those outstanding shares of Voting Stock as to which the stockholder itself (or such Constituent Holder itself) possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the stockholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such stockholder or Constituent Holder (or any of either’s affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder or Constituent Holder (or any of either’s affiliates) for any purposes or purchased by such stockholder or Constituent Holder (or any of either’s affiliates) pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or Constituent Holder (or any of either’s affiliates), whether any such instrument or agreement is to be settled with shares, cash or other consideration, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such stockholder's or Constituent Holder’s (or either’s affiliate’s) full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or Constituent Holder (or either’s affiliate). A stockholder (including any Constituent Holder) shall be deemed to own shares held in the name of a nominee or other intermediary so long as the stockholder itself (or such Constituent Holder itself) retains the right to instruct how the shares are voted with respect to the election of ~~Directors~~directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. For purposes of this Section 1A, a stockholder’s (including any Constituent Holder’s) ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares so long as such stockholder retains the power to recall such shares on no greater than five business days’ notice or has delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement so long as such delegation is revocable at any time by the stockholder.

(2) For purposes of this Section 1A, the “Required Information” that the corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that the corporation determines is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (ii) if the Eligible Stockholder so elects, a Statement (as defined below). The corporation shall also include the name of the Stockholder Nominee in its proxy card. Any other provision of these bylaws notwithstanding, the corporation may in its sole discretion solicit against, and include in the proxy statement its own statement(s) or other information relating to, any Eligible Stockholder and/or Stockholder Nominee, including any information provided to the corporation with respect to the foregoing.

(3) To be timely, a stockholder’s Proxy Access Notice must be received by the Secretary at the principal executive offices of the corporation within the time periods applicable to stockholder notices of nominations pursuant to Article III, Section 1 of these bylaws. Neither an adjournment nor a postponement of an annual meeting (or an announcement thereof) shall begin a new time period for delivering a Proxy Access Notice.

(4) The maximum number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 1A but are either subsequently withdrawn or that the Board of Directors decides to nominate as Board of Directors’ nominees or otherwise appoint to the Board) appearing in the corporation’s proxy materials pursuant to this Section 1A with respect to an annual meeting of stockholders shall not exceed the greater of (x) two Directors or (y) the largest whole number that does not exceed 20% of the number of Directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 1A (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by:
(i) the number of Directors in office or director candidates for whom access to the corporation’s proxy materials was previously provided (or requested) pursuant to this Section 1A, other than (a) any such director referred to in this clause (i) whose term of office will expire at such annual meeting and who is not seeking (or agreeing) to be nominated at such meeting for another term of office and (b) any such director who at the time of such annual meeting will have served as a director continuously as a nominee of the Board of Directors for at least two years;
(ii) the number of Directors in office or director candidates that in either case were elected or appointed to the Board of Directors or will be included in the corporation’s proxy materials with respect to such annual meeting as an unopposed (by the corporation) nominee, pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Stock, by such stockholder or group of stockholders, from the corporation), other than any such director referred to in this clause (ii) whose term of office will expire at such annual meeting and who is not seeking (or agreeing) to be nominated at such meeting for another term of office; provided that this clause (ii) shall only apply to the annual meeting which follows such agreement, arrangement or understanding;
provided, further, in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual meeting, the Permitted Number shall be calculated based on the number of Directors in office as so reduced. An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy statement pursuant to this Section 1A shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy statement and include such specified rank in its Proxy Access Notice. If the number of Stockholder Nominees pursuant to this Section 1A for an annual meeting of stockholders exceeds the Permitted Number, then the highest ranking qualifying Stockholder Nominee from each Eligible Stockholder will be selected by the corporation for inclusion in the proxy statement until the Permitted Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Eligible Stockholder’s Proxy Access Notice. If the Permitted Number is not reached after the highest ranking Stockholder Nominee from each Eligible Stockholder has been selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(5) An “Eligible Stockholder” is one or more stockholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three years as of both the date that the Proxy Access Notice is received by the corporation pursuant to this Section 1A, and as of the record date for the determination of stockholders entitled to notice ~~and to vote at~~of the annual meeting (which record date shall be included in a public announcement released on or prior to the date thereof), at least three percent of the aggregate voting power of the Voting Stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the corporation and the date of the applicable annual meeting, provided that the aggregate number of stockholders, and, if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed 20. Two or more funds that are part of the same family of funds by virtue of being under common management and investment control, under common management and sponsored primarily by the same employer or a “group of investment companies” (as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended) (a “Qualifying Fund”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this subsection (5), provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 1A. No shares may be attributed to more than one group constituting an Eligible Stockholder under this Section 1A, and no stockholder may be a member of more than one group constituting an Eligible Stockholder. A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this subsection (5), for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings. Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-year period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).

(6) No later than the final date when a Proxy Access Notice pursuant to this Section 1A may be timely delivered to the Secretary, an Eligible Stockholder (including each Constituent Holder) must provide the information required by Article III, Section 1 of these bylaws to the Secretary of the corporation and also provide the following information in writing to the Secretary:
(i) with respect to each Constituent Holder, the name and address of, and number of shares of Voting Stock owned by, such person;
(ii) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Proxy Access Notice is delivered to the corporation, such person owns, and has owned continuously for the preceding three years, the Proxy Access Request Required Shares, and such person’s agreement to provide:
(a) within ~~10~~ten days after the record date for notice of the annual meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date for notice of the meeting, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and
(b) immediate notice if the Eligible Stockholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of stockholders;
(iii) a representation that such person:
(a) acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the corporation, and does not presently have any such intent;

(b) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 1A;
(c) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act with respect to the corporation in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors;

 (d) will not distribute to any stockholder of the corporation any form of proxy for the annual meeting other than the form distributed by the corporation; and
(e) will provide facts, statements and other information in all communications with the corporation and its stockholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 1A;
(iv) in the case of a nomination by a group of stockholders that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and
(v) an undertaking that such person agrees to:
(a) assume all liability stemming from, and indemnify and hold harmless the corporation and its affiliates and each of its and their directors, officers, and employees individually against any liability, loss or damages in connection with, any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or its affiliates or any of its or their directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation in connection with the nomination of the Stockholder Nominee(s) or its efforts to elect such person(s) to the Board;
(b) promptly provide to the corporation such other information as the corporation may reasonably request; and
(c) file with the Securities and Exchange Commission any solicitation by the Eligible Stockholder of stockholders of the corporation relating to the annual meeting at which the Stockholder Nominee will be nominated.

In addition, no later than the final date when a Proxy Access Notice pursuant to this Section 1A may be timely delivered to the Secretary, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary of the corporation documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds included within the Qualifying Fund satisfy the definition thereof. In order to be considered timely, any information required by this Section 1A to be provided to the corporation must be further updated and supplemented (through receipt by the Secretary) if necessary so that the information shall be true and correct as of the record date for notice of the meeting and as of the date that is ~~10~~ten business days prior to the meeting or any adjournment or postponement thereof, and the
Secretary must receive, at the principal executive offices of the corporation, such update and supplement not later than five business days after the record date for notice of the meeting in the case of the update and supplement required to be made as of ~~the~~such record date, and not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ~~10~~ten business days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these bylaws) available to the corporation relating to any defect.

(7) The Eligible Stockholder may provide to the Secretary, at the time the information required by this Section 1A is originally provided, a single written statement for inclusion in the corporation’s proxy statement for the annual meeting, not to exceed 500 words, in support of the candidacy of each such Eligible Stockholder’s Stockholder Nominee(s) (the “Statement”). Notwithstanding anything to the contrary contained in this Section 1A, the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, directly or indirectly without factual foundation impugns the character, integrity or personal reputation of or makes charges concerning improper, illegal or immoral conduct or associations with respect to any person or would violate any applicable law or regulation.

(8) No later than the final date when a Proxy Access Notice pursuant to this Section 1A may be timely delivered to the Secretary, each Stockholder Nominee must provide to the Secretary the information required under Article III, Section 1 of these bylaws, a completed and executed questionnaire, representation and agreement as required by the foregoing and also:

(i) provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the corporation reasonably promptly upon written request of a stockholder), that such Stockholder Nominee consents to being named in the corporation’s proxy statement and form of proxy card (and will not agree to be named in any other person’s proxy statement or form of proxy card with respect to the corporation) as a nominee and to serving as a director of the corporation if elected and that such Stockholder Nominee will promptly provide to the corporation such other information as the corporation may reasonably request; and
(ii) provide such additional information as necessary to permit the Board of Directors to determine if any of the matters referred to in subsection
(10) below apply and to determine if such Stockholder Nominee has any direct or indirect relationship with the corporation other than those relationships that have been deemed categorically immaterial pursuant to the corporation’s corporate governance guidelines or is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.

In the event that any information or communications provided by the Eligible Stockholder (or any Constituent Holder) or the Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these bylaws) available to the corporation relating to any such defect.

Any proposed Stockholder Nominee shall also furnish any information, in addition to that required above, to the corporation as it may reasonably require to determine the eligibility of the proposed nominee to serve as an independent ~~Director~~director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(9) Any Stockholder Nominee who is included in the corporation’s proxy statement for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 1A or any other provision of these bylaws, the certificate of incorporation or other applicable regulation any time before the annual meeting of stockholders, will not be eligible for election at the relevant annual meeting of stockholders.

(10) The corporation shall not be required to include, pursuant to this Section 1A, a Stockholder Nominee in its proxy materials for any annual meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of (or vote with respect to) a Stockholder Nominee (and may declare such nomination ineligible), notwithstanding that proxies in respect of such vote may have been received by the corporation:
(i) who is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the corporation’s Directors ~~(including without limitation the corporation’s Director Qualification~~
~~Standards)~~ or who is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule) or who is not an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (or any successor provision), in each case as determined by the Board of Directors;
(ii) whose service as a member of the Board of Directors would violate or cause the corporation to be in violation of these bylaws, the certificate of incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the corporation is traded, or any applicable law, rule or regulation;
(iii) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, or who is a subject of a pending criminal proceeding (other than in connection with traffic violations and other minor violations), has been convicted in a criminal proceeding within the past ~~10~~ten years or is subject to an order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act;
(iv) if the Eligible Stockholder (or any Constituent Holder) or applicable Stockholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 1A or any agreement, representation or undertaking required by this Section 1A;
(v) if the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting; or
(vi) ~~if the corporation shall have received one or more stockholder notices nominating director candidates~~who has been nominated as a director candidate pursuant to Article III, Section 1 of these bylaws.

SECTION 2. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as otherwise required by law or by the certificate of incorporation, any newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by the sole remaining director, as the case may be. If there are no directors in office, then an election of directors may be held in the manner provided by law. Any additional director ~~of any class~~ elected to fill a newly created directorship or vacancy ~~in such class shall hold office for a term that shall coincide with the remaining term of that class. A director~~ shall hold office until the first annual meeting ~~for the year in which such director’s term expires and until such director’s successor shall have been~~of stockholders following his or her election or until his or her successor is duly elected and qualified, ~~or until~~subject to such director’s earlier death, resignation, disqualification or removal. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

SECTION 3. POWERS. The business and affairs of the corporation shall be managed by or under the direction of the board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

SECTION 4. PLACE OF MEETINGS. The board of directors of the corporation may hold meetings, both regular and special, either within or outside the state of Delaware.

SECTION 5. REGULAR MEETINGS. A regular meeting of the board of directors may be held without other notice than this bylaw immediately following and at the same place as the annual meeting of stockholders. In the event such meeting is not held at the time and place specified in the preceding sentence, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board or as shall be specified in ~~written~~ waivers ~~signed~~given by all of the directors. Other regular meetings of the board may be held without notice at such time and at such place as shall from time to time be determined by the board.

SECTION 6. SPECIAL MEETINGS. Special meetings of the board of directors may be called by the chairman of the board and shall be called by the chairman of the board or corporate secretary on the written request of two directors~~, on not less than two days notice to each director.~~. Notice of a special meeting of the board of directors shall be given by the person or persons calling the meeting either by first class United States mail at least four days before such special meeting, or by overnight mail, courier service, electronic transmission, or hand delivery at least forty-eight hours before the special meeting or such shorter period as is reasonable under the circumstances.

SECTION 7. QUORUM. At any meeting of the board of directors a majority of the total number of directors then constituting the whole board of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as otherwise required by law or by the certificate of incorporation or these bylaws. If there is not a quorum at a meeting of the board, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 8. ACTION BY ~~WRITTEN~~ CONSENT. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at a meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the consents are filed with the minutes of the proceeding of the board or committee.

SECTION 9. PARTICIPATION WITH COMMUNICATIONS EQUIPMENT. Unless otherwise restricted by law or by the certificate of incorporation or these bylaws, members of the board of directors, or of any committee designated by the board of directors, may participate in a meeting of the board of directors, or of any committee, by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence at the meeting.

SECTION 10. COMMITTEES OF DIRECTORS. The board of directors may~~, by resolution passed by the affirmative vote of a majority of the entire board of directors,~~ designate one or more committees, each committee to consist of one or more of the directors of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member; provided that at any such meeting, the committee shall not revise or rescind any previous action of the committee without the affirmative vote of a majority of the regular members present. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require the seal; but no such committee shall have the power or authority in reference to ~~amending the certificate of incorporation,~~the following matters: (i) approving or adopting ~~an agreement of merger or consolidation,~~, or recommending to the stockholders ~~the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution~~, any action or matter (other than the election or removal of directors) expressly required by law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the corporation ~~or a revocation of dissolution, or amending the bylaws of the corporation; and, unless the resolution designating such committee or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger~~. The member of a committee of one or a majority of the members of any other committee shall constitute a quorum for the transaction of business at a meeting thereof, and action by any committee must be authorized by the affirmative vote of the member of a committee of one or of a majority of the members of any other committee present at a meeting at which a quorum is present. Each committee shall have a chairman, appointed by the board of directors, who shall preside at all meetings of such committee. Each committee shall keep regular minutes of its meetings and shall furnish them to the board of directors when required.

Special meetings of any committee of the board may be called by the chairman of the board or the chairman of the committee on not less than two days’ notice to each member of the committee. Special meetings of any committee of the board at which members participate by means of conference telephone or similar communications equipment as provided by Section 9 of this Article III, and at which at least a majority of the members of the committee participate, may be called by the chairman of the board on not less than six hours’ notice to each member of the committee.

SECTION 11. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The receipt of such compensation shall not preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. The directors may be reimbursed for any expenses of attending meetings of the board of directors and of committees of the board.

SECTION 12. RESIGNATION OF DIRECTORS. ~~A resignation of a director shall be effective upon receipt by the chairman of the board of a signed written notice of such resignation, or, should such notice contain a specified date~~Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. Such resignation shall take effect when such notice is given unless the notice specifies (a) a later effective date, or (b) an effective date determined upon the happening of an event or events. Unless otherwise specified in the notice of resignation, ~~at such specified date. No~~the acceptance by the board of directors ~~is~~shall not be required for such resignation to be effective.

ARTICLE IV

NOTICES

SECTION 1. METHOD OF GIVING NOTICE. Whenever~~, under any provision of~~ notice is required by law ~~or of~~, the certificate of incorporation or ~~of~~ these bylaws~~, notice is required~~ to be given by the corporation to any director, committee member or stockholder, ~~such~~personal notice shall ~~be in writing and may be delivered by hand, by mail, by overnight courier or by electronic transmission as provided under Section 232(b) of the General Corporation Law of the State of Delaware and not prohibited under Section 232(e) of such law, provided in the case of a stockholder such stockholder has consented (and has not revoked such consent) to receipt of notice by electronic transmission. Notices shall be~~not be required and any such notice may be given in writing (a) by mail, addressed to ~~a~~such director, committee member or stockholder at ~~that person’s~~his or her address as it appears on the ~~records~~books of the corporation~~.~~, or (b) by any other method permitted by law (including, but not limited to, overnight courier service, facsimile, electronic mail or other means of electronic transmission) directed to the addressee at his, her or its address most recently provided to the corporation. Any notice given by the corporation by mail shall be deemed to have been given at the time when deposited in the United States mail. Any notice given by the corporation by overnight courier service shall be deemed to have been given when delivered to such service. Any notice given by the corporation by facsimile, electronic mail or other means of electronic transmission that generally can be accessed by or on behalf of the receiving party at substantially the same time as it is transmitted shall be deemed to have been given when transmitted, unless the corporation receives a prompt reply that such transmission is undeliverable to the address to which it was directed.

SECTION 2. WAIVER OF NOTICE. Whenever notice is required to be given pursuant to any provision of law, the certificate of incorporation, these bylaws or the resolutions or other governing provisions relating to a committee of the board of directors, a ~~written~~ waiver of such notice, ~~signed~~given by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V

OFFICERS

SECTION 1. OFFICERS. The officers of the corporation shall be elected by the board of directors and shall be a president, one or more vice presidents (the number and designation thereof to be determined by the board of directors), a corporate secretary, a treasurer, a controller and such assistant corporate secretaries, assistant treasurers, assistant controllers and other subordinate officers as may be elected or appointed by the board of directors. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

SECTION 2. ADDITIONAL OFFICERS. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

SECTION 3. COMPENSATION OF OFFICERS. The compensation of all officers of the corporation shall be fixed by or under the direction of the board of directors.

SECTION 4. TERM OF OFFICE AND VACANCY. Each officer shall hold office until a successor is chosen and qualifies or until the officer’s earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by or under the direction of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

SECTION 5. PRESIDENT. The president shall (a) be the chief executive officer of the corporation, (b) have immediate supervision and control over the business and operations of the corporation, subject to the direction of the board of directors, (c) see that all orders and resolutions of the board of directors are carried into effect and (d) have the power to execute bonds, mortgages and other contracts, agreements and instruments, except where required or permitted by law to be otherwise signed and executed or where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

SECTION 6. VICE PRESIDENTS. In the absence of the president or in the event of the disability of the president, the vice president (or if there be more than one, first, the executive vice presidents (if any), then the senior vice presidents (if any), then the vice presidents, within each category in the order designated by the board of directors, or in the absence of any designation, then in the order of their most recent election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

SECTION 7. CORPORATE SECRETARY. The corporate secretary shall (a) attend all meetings of the board of directors and all meetings of the stockholders and record all of the proceedings of the meetings of the board of directors and of the stockholders in a book to be kept for that purpose and perform like duties for the standing committees when required, (b) give, or cause to be given, notice of all special meetings of the board of directors and all meetings of the stockholders and (c) perform such other duties as may be prescribed by the board of directors or the president. The corporate secretary ~~shall~~may have custody of the corporate seal of the corporation and shall ~~have authority to affix it to any instrument requiring the seal, and when so affixed, the seal may be attested by the signature of such officer~~affix the seal or cause it to be affixed to all certificates of stock of the corporation and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by signature.

SECTION 8. ASSISTANT CORPORATE SECRETARIES. The assistant corporate secretary (or if there be more than one, the assistant corporate secretaries in the order determined by the board of directors, or if there be no such determination, then in the order of their most recent election or appointment) shall, in the absence of the corporate secretary or in the event of the disability of the corporate secretary, perform the duties and exercise the powers of the corporate secretary and shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

SECTION 9. TREASURER. The treasurer shall (a) have custody of the corporate funds and securities, (b) deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors, (c) disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, (d) keep full and accurate records of such receipts, deposits, and disbursements in books belonging to the corporation, (e) render to the president and the board of directors, at its regular meetings, or when the board of directors so requests, an account of all the transactions of the treasurer, and (f) perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

SECTION 10. ASSISTANT TREASURERS. The assistant treasurer (or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, or if there be no such determination, then in the order of their most recent election or appointment) shall, in the absence of the treasurer or in the event of the disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

SECTION 11. CONTROLLER. The controller shall (a) be the principal accounting officer of the corporation, (b) supervise the preparation and maintenance of the accounting books, records and reports of the Company, (c) render to the president and the board of directors, at its regular meetings, or when the board of directors so requests, an account of all the transactions of the controller and of the financial condition of the corporation, and (d) perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

SECTION 12. ASSISTANT CONTROLLERS. The assistant controller (or if there shall be more than one, the assistant controllers in the order determined by the board of directors, or if there be no such determination, then in the order of their most recent election or appointment) shall, in the absence of the controller or in the event of the disability of the controller, perform the duties and exercise the powers of the controller and shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

ARTICLE VI

STOCK CERTIFICATES

SECTION 1. ~~RIGHT OF HOLDER TO CERTIFICATE. Each holder of stock in the corporation~~ CERTIFICATES. The shares of the corporation may be certificated or uncertificated in accordance with the General Corporation Law of the State of Delaware, and shall be entered in the books of the corporation and registered as they are issued. The issue of shares in uncertificated form shall not affect shares represented by a certificate until the certificate is surrendered to the corporation. Any certificates representing shares of the corporation’s stock shall be in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by such stockholder in the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by ~~or in the name of the corporation by the president or a vice president and by the corporate secretary or an assistant corporate~~

~~secretary, or the treasurer or an assistant treasurer of the~~any two authorized officers of the corporation, certifying the number of shares owned by ~~him or her and sealed with the seal or a facsimile of the seal of the~~such holder in the corporation. Any of or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, ~~such certificate~~it may be issued by the corporation with the same effect as if such ~~former officer, transfer agent or registrar~~person were such officer, transfer agent, or registrar at the date of issue.

SECTION 2. MORE THAN ONE CLASS OR SERIES OF STOCK. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate a statement that the corporation will furnish, without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

~~SECTION 3. UNCERTIFICATED SHARES. The board of directors of the corporation may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares, and may provide an election by individual stockholders to receive certificated or uncertificated shares and the conditions of such election, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Within a reasonable time after the registration of issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the General Corporation Law of the State of Delaware or these bylaws. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.~~
SECTION 4. LOST CERTIFICATES. The board of directors or any two officers of the corporation authorized to sign a stock certificate as provided in Section 1 of this Article VI may authorize the issuance of a new certificate in lieu of a certificate alleged by the holder thereof to have been lost, stolen or destroyed, upon compliance by such holder, or such holder’s representatives, with such requirements as the board of directors or such officers may impose or authorize. Any authorization by the board of directors or the officers contemplated by the preceding sentence may be general or confined to specific instances.

SECTION 5. REGISTRATION OF TRANSFERS. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the corporation or its transfer agent shall cancel the old certificate, record the transaction upon its stock records, and either issue a new certificate to the person entitled thereto or credit the proper number of shares to an account of the person entitled thereto maintained on the books of the corporation. Upon request the corporation or transfer agent shall issue a certificate for all or any part of the shares held in such an account.

SECTION 6. RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of ~~or to vote at~~ any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall, unless otherwise required by law, not be more than ~~60~~sixty nor less than ten days before the date of such meeting. If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which ~~record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not~~shall not be more than ~~60~~sixty days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto~~.~~

SECTION 7. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered in its stock records as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

ARTICLE ~~VII~~VIII

~~OTHER PROVISIONS~~INDEMNIFICATION AND ADVANCEMENT

SECTION 1. INDEMNIFICATION. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, limited liability company, enterprise, nonprofit entity or other entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article VIII, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the board of directors of the corporation.

SECTION 2. ADVANCEMENT. The corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VIII or otherwise.

SECTION 3. CLAIMS. If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Article VIII is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

SECTION 4. NON-EXCLUSIVITY. The rights conferred on any Covered Person by this Article VIII shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

SECTION 5. OTHER SOURCES OF INDEMNIFICATION. The corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

SECTION 6. AMENDMENTS. Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

This Article VIII shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE IX

SECTION 1. DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation and requirements of applicable law.

SECTION 2. SIGNATURES ON CHECKS AND NOTES. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

SECTION 3. FISCAL YEAR. The fiscal year of the corporation shall end on December 31 in each year.

~~SECTION 4. INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS. Each person who is or was a director or officer of the corporation and each person who serves or served at the request of the corporation as a director or officer (or equivalent) of another corporation, partnership, joint venture, trust or other enterprise (and the heirs, executors, administrators and estates of any such persons), shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the provisions of the General Corporation Law of the State of Delaware as it may from time to time be amended, except as to any action, suit or proceeding brought by or on behalf of the director or officer of the corporation without prior approval of the board of directors. Each person who is or was an employee or agent of this corporation, and each person who serves or has served at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, may be similarly indemnified at the discretion of the board of directors. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled under applicable law to be indemnified by the corporation as authorized in this Section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. Any amendment or repeal of this bylaw shall not limit the right of any person to indemnity with respect to actions taken or omitted to be taken by such person prior to such amendment or repeal.~~
SECTION ~~5~~4. FORUM FOR ADJUDICATION OF DISPUTES. Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if the

Court of Chancery does not have jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation's stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or the certificate of incorporation or these bylaws (in each case, as they may be amended from time to time), (4) any action asserting a claim governed by the internal affairs doctrine, or (5) any action to interpret, apply, enforce or determine the validity of the certificate of incorporation or these bylaws.